Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT

            Parent                             Subsidiary                  Ownership       Organization
-------------------------------------------------------------------------------------------------------
Washington Bancorp                  Washington Federal Savings Bank            100%           Federal

Washington Bancorp                  Rubio Savings Bank of Brighton             100%           Iowa

Washington Federal Savings Bank     Washington Financial Services, Inc.        100%           Iowa


The financial statements of the Registrant are consolidated with those of its subsidiaries.